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                                                                  EXHIBIT 10.17

                              SEPARATION AGREEMENT

     SEPARATION AGREEMENT (this "Agreement") made as of the 1st day of February, 1999 (the "Effective Date") by and between THOMAS DIXON, residing at the address indicated following his signature below (hereinafter referred to as "Employee") and CS WIRELESS SYSTEMS, INC., a Delaware corporation having its principal place of business at 1101 Summitt Avenue, Plano, 75074 (hereinafter referred to as the "Company").

     WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of April 4, 1997 (the "Employment Agreement") and the Non-Qualified Stock Option Agreements dated as of February 23, 1996, and April 2, 1997 (the "Stock Option Agreements"); and

     WHEREAS, Employee and the Company have agreed to terminate the Employment Agreement and the Stock Option Agreements upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of their mutual promises, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. TERMINATION OF EMPLOYMENT. The Employment Agreement is hereby terminated as of the Effective Date. All payments made, and benefits provided, to Employee hereunder shall be deemed made in full satisfaction of all Employee's rights under the Employment Agreement. Employee hereby resigns from any and all positions or offices held with the Company or any Affiliate (defined herein).

2. NON-DISCLOSURE. Notwithstanding the termination of the Employment Agreement, the non-disclosure covenants contained in the Non-Disclosure Agreement dated as of April 4, 1997 (the "Non-Disclosure Agreement") between the parties shall remain in full force and effect.

3. SEVERANCE. Upon the Effective Date, the Company shall pay Employee severance in an amount (the "Severance Amount") equal to the Base Salary (defined herein) that would have been payable pursuant to the Employment Agreement for the balance of the Term. The Severance Amount shall be payable in one single sum of $215,833.33 and subject to applicable payroll withholding. For the purposes of this Agreement, the term "Base Salary" shall be defined as, and deemed to be, the sum of $185,000 payable annually during a calendar year. The parties acknowledge that the Base Salary represents Employee's annual base salary as of the Effective Date.

4. STOCK OPTIONS AND RETENTION BONUS. The parties acknowledge that options (the "Original Options") to purchase 85,763 shares of the Company's common stock, par value $.001 ("Common Stock"), were granted to Employee under the 1996 CS Wireless

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Systems, Inc. Incentive Stock Plan, as amended from time to time (the
"Plan"). The parties further acknowledge that of the Original Options, options to purchase 16,000 shares of Common Stock at an exercise price of $6.50 per share, and options to purchase 53,763 shares of Common Stock at an exercise price of $9.40 per share, are fully vested (the "Remaining Options"). The Remaining Options and the balance of the Original Options, which represent options to purchase 16,000 shares of Common Stock, are hereby surrendered by Employee to the Company. Additionally, Employee hereby surrenders all claims to the Retention Bonus authorized by the Compensation Committee of the Board of Directors on November 12, 1998.

5. INSURANCE. To the extent permitted by the Company's insurance carriers and applicable law, and provided Employee elects to continue such coverage and make any required contributions, the Company shall provide to Employee medical and dental benefits comparable to such benefits presently available in the Company's medical and dental plans through the earlier to occur of (i) the expiration of twelve (12) months from the Effective Date or (ii) such time as Employee accepts full time employment and becomes eligible for coverage under the terms of the applicable medical and dental plan.

6. RELEASE BY EMPLOYEE. (a) Employee hereby releases, remises, and forever discharges, and by these presents does, for himself, his heirs, executors, administrators, legal representatives and assigns, release, remise, and forever discharge the Company, its subsidiaries and Affiliates, its past, present and future divisions; its past, present and future subsidiary and parent corporations; its past, present and future Affiliates and related companies; its successors and assigns; its past, present and future directors, officers, stockholders, agents and employees both personally and as directors, officers, stockholders, agents and employees; and the past, present and future directors, officers, stockholders, agents and employees of its parents, subsidiaries, divisions, Affiliates, related companies and successors and assigns (hereinafter collectively referred to as "the Company and/or its Affiliates"), from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by the Company and/or its Affiliates up to and including the date of the execution of this Agreement, including any claims, demands and causes of action under federal or state law, regulation or decision including any rights to bring any demands, complaints, causes of action, claims and charges under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. section 2000e ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. section 1981a ET SEQ., the Employee Retirement Income Security Act, 29 U.S.C. section 1001 ET SEQ., the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. section 601 ET SEQ. the Americans with Disabilities Act of 1990, 42 U.S.C. section 12101 ET SEQ, and any other federal or state law, regulation or decision, including but not limited to any claims arising out of his employment or the termination or resignation of his employment, including claims for wages owed, constructive discharge, wrongful discharge, infliction of emotional distress, breach of contract, breach of any implied covenant of good faith and fair dealing, violation of public policy, violation of company policy or any other common law claims, and any claims, demands or causes of action for injunctive or declaratory relief, reinstatement, compensation for lost wages, workers' compensation, employee or fringe benefits, compensatory or punitive damages, and any

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claims for attorneys' fees, interest and expenses and costs of litigation, and any other or additional relief.

(b) Without in any way limiting the scope and effect of this PARAGRAPH 6, Employee acknowledges that (i) he would not otherwise be entitled to all of the consideration described herein, and that the Company is providing such consideration in return for Employee's agreement to be bound by the terms of this Agreement; (ii) among the rights he knowingly and voluntarily waives by executing this Agreement is his right to bring against the Company any demands, complaints, causes of action, claims and charges under the Age Discrimination in Employment Act, 29 U.S.C. subsection 621 ET SEQ., or under any other federal or state law, regulation or decision prohibiting discrimination on the basis of race, color, religion, sex, age, national origin, sexual orientation or physical or mental handicap; (iii) he has been advised to consult with an attorney regarding this Agreement and he has, in fact, consulted with an attorney regarding this Agreement; and (iv) he has been given a reasonable period of time within which to consider this Agreement and if he wanted additional time, such time was available to him, up to and including February 22, 1999 which is more than twenty-one (21) calendar days from February 1, 1999 the date on which Employee first was provided with this Agreement and Employee further acknowledges that he does not want more time to consider this Agreement and that he has requested that the Agreement be executed on this date. Employee understands that he may revoke this Agreement during the first seven days after he signs it by delivering written notice of his revocation to the Company. Employee understands that if he does not revoke this Agreement within the first seven days after he signs it, it will become effective on the eighth day after he signs it.

7. RELEASE BY COMPANY: The Company, its subsidiaries and Affiliates, its past, present and future divisions; its past, present and future subsidiary and parent corporations; its past, present and future Affiliates and related companies; its successors and assigns; its past, present and future directors, officers, stockholders, agents and employees both personally and as directors, officers, stockholders, agents and employees; and the past, present and future directors, officers, stockholders, agents and employees of its parents, subsidiaries, divisions, Affiliates, related companies and successors and assigns (hereinafter collectively referred to as "the Company and/or its Affiliates"), hereby release, remise, and forever discharge, and by these presents does, release, remise, and forever discharge Employee, his heirs, executors, administrators, legal representatives and assigns, from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by the Employee up to and including the date of the execution of this Agreement.

8. INDEMNIFICATION AGREEMENT. The Company hereby ratifies that certain Indemnification Agreement between the Company and Employee dated September 4, 1997 (the "Indemnification Agreement"). In the event the Company commences a proceeding under the applicable bankruptcy laws of the United States, the Company shall assume the Indemnification Agreement and shall treat its indemnity obligations to Employee under the terms of the Delaware General Corporation Law and the Company's Certificate of Incorporation and By-laws, each as amended from time to time, no less

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favorably than the Company treats its indemnity obligations to any other person who has served, is serving or may hereafter serve as a member of the Board of Directors or officer of the Company.

9. NOTICES. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to Employee at the address indicated below (or to such other address as may be provided by notice).

10. MISCELLANEOUS. This Agreement (i) together with the Non-Disclosure Agreement, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings,
(ii) may not be assigned by Employee without the prior written consent of the Company and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

11. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

12. AFFILIATES. As used herein, the term "Affiliate" shall mean any individual or entity controlling, controlled by or under common control with the Company, now or in the future, including without limitation, partnerships in which the Company or any Affiliate may invest as a limited or general partner and limited liability companies in which the Company or any Affiliate may become a member.

13. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

14. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of Delaware.

15. PRESS RELEASE. The parties will agree upon the timing and content of any press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereto prior to reaching such agreement unless required to do so by applicable law or regulation.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

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                              CS WIRELESS SYSTEMS, INC.


                              BY:  _______________________________
                                   NAME:     JARED ABBRUZZESE
                                   TITLE:    CHAIRMAN OF THE BOARD


                              EMPLOYEE:


                              ____________________________________
                              NAME:      THOMAS DIXON
                              ADDRESS:   3600 ALMA ROAD, #3912
                                         RICHARDSON, TEXAS 75080


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